EXHIBIT 10.27

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.

Seventh Amendment to the Third Amended and Restated Agreement

(as amended, the “Agreement”) of Limited Partnership of Prentiss Properties

Acquisition Partners, L.P. (the “Partnership”)

RECITALS

A. Brandywine Operating Partnership, L.P., a Delaware limited partnership (“Brandywine”), has agreed to sell to the Partnership 200,000 7.5% Series E Cumulative Preferred Units of the Partnership pursuant to that certain Unit Repurchase Agreement (the “Repurchase Agreement”) dated as of February 4, 2004 among the Partnership and Brandywine.

Prentiss Properties I, Inc. as the sole general partner of the Partnership (the “General Partner”) and Brandywine desire to amend the Agreement as herein set forth; terms being used herein as defined in the Agreement.

NOW, THEREFORE, the General Partner hereby adopts the following amendment to the Agreement.

1. Upon the Closing (as defined in the Repurchase Agreement), Section 4.02(g) of the Agreement and all references in the Agreement to the Series E Preferred Units and Series E Preferred Shares are deemed deleted therefrom.

[Signature Page Follows]

IN WITNESS WHEREOF, the General Partner, and Brandywine have executed this Seventh Amendment as of February 4, 2004.

PRENTISS PROPERTIES I, INC.

By:	/s/ Michael A. Ernst
Name: Michael A. Ernst
Title: Executive Vice President Chief Financial Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By:	Brandywine Realty Trust, its general partner

By:	/s/ Christopher P. Marr
Name: Christopher P. Marr
Title: CFO

3